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                   [Heller, Ehrman, White & McAuliffe Letterhead]

                                   August 22, 1996



Eagle Hardware & Garden, Inc.
981 Powell Avenue S.W.
Renton, Washington 98055

    Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

    This opinion is furnished to Eagle Hardware & Garden, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering 5,175,000 shares (the "Shares") of Common Stock, without par value, of the Company, which includes 675,000 shares that may be offered by the Company upon exercise of an option granted to the underwriters to cover over-allotments, if any.

    We have based our opinion upon our review of the following records, documents, instruments and certificates:

    a. the Articles of Incorporation of the Company, as certified by the President of the Company as being in effect as of the date of this opinion;

    b. the Bylaws of the Company, as certified by the President of the Company as being in effect as of the date of this opinion;

    c. records certified to us by the President of the Company as constituting all records of proceedings and of actions of the Board of Directors relating to the issuance of the Shares; and

    d. a certificate from the transfer agent regarding the number of shares of Common Stock outstanding.

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Eagle Hardware & Garden, Inc.
August 22, 1996
Page 2


    In connection with this opinion, we have, with your consent, assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and conformity to the originals of all records, documents and instruments submitted to us as copies.

    Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and subject to the assumptions and qualifications expressed herein, it is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with resolutions adopted by the Board of Directors of the Company, and when payment shall have been received by the Company for the Shares to be issued by the Company, will be validly issued, fully paid and non-assessable.

    This opinion is limited to federal laws and the laws of the State of Washington. We disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

    We expressly disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

    We hereby authorize and consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.

                                       Very truly yours,

                                       /s/Heller Ehrman White & McAuliffe